UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Holiday Drive, Suite 300, Pittsburgh, Pennsylvania 15220
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 928-2056

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2007, Industrial Enterprises of America, Inc., a Nevada corporation (the “Company”), and its subsidiaries, Unifide Industries, Limited Liability Company, a New Jersey limited liability company, Pitt Penn Oil Co., LLC, an Ohio limited liability company, EMC Packaging, Inc., a Delaware corporation, Todays Way Manufacturing LLC, a New Jersey limited liability company, and Pitt Penn Holding Co., LLC, an Ohio limited liability company (the subsidiaries together with the Company, collectively, the “Borrowers”), entered into a Credit Agreement, as amended (the “Credit Agreement”) and a promissory note (the “Note”) with Sovereign Bank (the “Lender”) in connection with a revolving credit line facility.  Pursuant to the terms of the Credit Agreement, the Lender may make revolving credit loans to the Borrowers, on a joint and several basis, in an aggregate principal amount not to exceed $5,000,000.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2008, the Company received a notice of default under the Credit Agreement on February 12, 2008.  As a result of the default, the Lender notified the Company that it would no longer make any loans or advances to the Company, the Lender increased the rate of interest to the default rate under the Credit Agreement and the Lender revised certain terms of the Credit Agreement relating to Eligible Accounts, Eligible Inventory and Borrowing Base.  The Lender further reserved the right to exercise all other remedies under the Credit Agreement, the First Continued, Amended and Restated Security Agreement dated October 11, 2007 and the Note (collectively the “Loan Documents”), including the right to declare all outstanding borrowings immediately due and payable.

On May 23, 2008, the Borrowers entered into a Forbearance Agreement with the Lender (the “Forbearance Agreement”), pursuant to which the Lender agreed to forbear from further exercising its rights under the Loan Documents until October 30, 2008 (the “Forbearance Termination Date”), or earlier in the event of a default under the Forbearance Agreement.  The Lender has no obligation to make any additional loans to the Borrowers.  All borrowings outstanding under the Credit Agreement will continue to incur interest at the default rate, and the Borrowers will make monthly interest payments on the outstanding principal at the prime rate plus one percent.  In addition, the Borrowers will pay the Lender a Forbearance Fee of $25,000.

The Forbearance Agreement imposes certain covenants on the Borrowers including: (i) limitations on the use of proceeds; (ii) maintaining accounts at the Lender; (iii) budgeting and operating results reporting requirements; and (iv) certain other customary covenants.  In addition, the Company covenanted to file: (i) its Annual Report on Form 10-K for fiscal year ended June 30, 2007 on or before June 30, 2008; (ii) its Quarterly Reports on Forms 10-Q for fiscal quarters ended September 30, 2007, December 31, 2007 and March 31, 2008 on or before July 31, 2008; and (iii) its Annual Report on Form 10-K for fiscal year ended June 30, 2008 on or before September 30, 2008.  The Forbearance Agreement also requires the Borrowers to retain an investment banker, on terms and conditions satisfactory to the Lender, and authorize the investment banker to commence a marketing effort for all, or substantially all, of the assets of the Borrowers, to evaluate any resulting proposals, and to facilitate such sales or other transactions on behalf of the Borrowers as the investment banker deems necessary to repay any outstanding borrowings in full on or before the Forbearance Termination Date.

The Forbearance Agreement sets forth certain events of default, including (i) a dispute by the Borrowers regarding the enforceability of the Forbearance Agreement or any Loan Document, or any term or condition of either, (ii) in the event that any material provision of the Forbearance Agreement or any Loan Document is found to be invalid or unenforceable, (iii) any additional default under the Loan Documents, (iv) a material adverse change in the financial condition or credit worthiness of any Borrower and (v) other customary events of default.

In connection with the execution of the Forbearance Agreement, Pitt Penn Oil Co., LLC executed a mortgage against its property in Creighton, Pennsylvania in favor of the Lender, to secure the Borrowers’ obligations under the Loan Documents.
The foregoing summary of the Forbearance Agreement and the Credit Agreement are not complete and are qualified in their entirety by reference to the full text of the Forbearance Agreement and the Credit Agreement.  A copy of the Forbearance Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in its Current Report on Form 8-K filed with the SEC on January 18, 2008, the Company entered into a Loan and Securities Purchase Agreement (the “Agreement”) with Black Nickel Vision Fund LLC, an institutional and accredited investor (the “Investor”).  Pursuant to the terms of the Agreement, the Investor purchased $750,000 of the Company’s 10% Promissory Notes (the “2008 Notes”), and agreed to purchase an additional $750,000 upon the occurrence of certain events.  The 2008 Notes bear interest at a rate of 10% per year and have a maturity date of July 15, 2008.  The 2008 Notes also contain customary events of default provisions.  The Agreement provided, among other things, that in the event that the Company was not current in its reporting obligations under the Securities Exchange Act of 1934, as amended, for any reason on or before March 15, 2008 (the “Filing Deadline”), the Company shall issue the Investor, on March 16, 2008, a certificate evidencing 1,500,000 shares of the Company’s common stock (the “Common Stock”).

Also as previously disclosed in its Current Report on Form 8-K filed with the SEC on March 26, 2008, the Company entered into Amendment 1 (the “Amendment”) to the Agreement with the Investor.  As discussed above, the Agreement required the Company to become current in its reporting obligations by the Filing Deadline, or to issue additional shares of Common Stock to the Investor.  The Amendment modified the Filing Deadline to be April 22, 2008, and added certain provisions related to a potential sale of the Company, or substantially all of the assets of the Company, prior to the earlier of (i) the Filing Deadline, or (ii) the date the Company becomes current in its reporting obligations.

On May 9, 2008, the Company received from the Investor a notice of default (the “Notice”).  The Notice cited an event of default which occurred as a result of the Company’s failure to meet the modified Filing Deadline, and demanded that the Company issue 1,500,000 shares of Common Stock to the Investor.  Additionally, the Notice alleged that the Company was in default of the 2008 Notes for certain misrepresentations made by the Company.  As a result of the alleged default of the 2008 Notes, the Investor has claimed that the 2008 Notes are immediately due and payable.  The Investor has also commenced a lawsuit alleging the breaches and demanding the remedies set forth above.

On May 12, 2008 the Company issued the Investor 1,500,000 shares of Common Stock.  The Company issued the Common Stock in a private placement exempt from Federal securities registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The issuance of the Common Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, because (i) no form of solicitation or general advertising was used in connection with the sale, (ii) the Investor is an institutional and accredited investor and (iii) the Investor did not purchase the Common Stock with a view towards, or for resale in connection with, the public sale or   distribution thereof.

The information set forth in Item 1.01 of this Current Report is also incorporated by reference into this Item 2.04.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 2.04 of this Current Report is incorporated by reference into this Item 3.02.

Section 8 – Other Events

Item 8.01 Other Events.

The information set forth in Item 2.04 of this Current Report is incorporated by reference into this Item 8.01.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                      Description
10.1                      Forbearance Agreement, dated May 23, 2008.

10.2                      Credit Agreement, dated October 11, 2007, incorporated by reference to the Company’s Current Report on Form 8-K filed on February 19, 2008

10.3                      Letter Amendment to Credit Agreement, dated March 27, 2008, incorporated byreference to the Company’s Current Report on Form 8-K filed on April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
(Registrant)

May 30, 2008
By:           /s/ James Margulies
James Margulies
Chief Executive Officer